UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2015

LIME ENERGY CO.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-16265	36-4197337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16810 Kenton Drive, Suite 240, Huntersville, North Carolina	28078
(Address of Principal Executive Offices)	(Zip Code)

(704) 892-4442

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.03                                           Material Modification to Rights of Security Holders.

On March 31, 2015, Lime Energy Co. (the “Company”) executed an amendment (the “Amendment”) to the Subordinated Secured Convertible Promissory Note (the “Note”) dated March 24, 2015 by and between the Company and Bison Capital Partners IV, L.P. (“Bison”).  The Company previously reported the principal terms of the Note on its Current Report on Form 8-K dated March 30, 2015, which description is incorporated by reference herein, except to the extent modified by the terms of the Amendment as described below.  Pursuant to the terms of the Amendment, the Company may pay 10.5% per annum interest on the outstanding principal amount semi-annually in cash or allow interest to accrue and be added to the principal amount at a rate of 12.5% per annum.  Also, the Amendment states that, should the Company fail to meet certain trailing EBITDA targets as of June 30, 2015, September 30, 2015, or December 31, 2015, then for each such quarter in which such EBITDA target is not met an additional $1 million in interest will accrue and be added to principal.  All of the other original terms of the Note remain in full force and effect.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 99.1, and incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

99.1                        Amendment to Subordinated Secured Convertible Promissory Note dated March 31, 2015 by and between the Company and Bison Capital Partners IV, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIME ENERGY CO.
Dated: April 3, 2015	By:	/s/ Mary Colleen Brennan
Mary Colleen Brennan
Chief Financial Officer & Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Amendment to Subordinated Secured Convertible Promissory Note dated March 31, 2015 by and between the Company and Bison Capital Partners IV, L.P.